UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 27, 2015
SUPPORT.COM, INC.
(Exact Name of Registrant as Specified in Charter)
Delaware (State or Other Jurisdiction of Incorporation)	000-30901 (Commission File No.)	94-3282005 (I.R.S. Employer Identification No.)
900 Chesapeake Drive, 2nd Floor, Redwood City, CA 94063
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code:
(650) 556-9440
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders.

(a)           On May 27, 2015, Support.com held its Annual Meeting of Stockholders.

(b)           At the Annual Meeting, three proposals were acted upon by the stockholders. The number of votes cast for, against, or withheld as to each such proposal or nominee, as well as the number of abstentions and broker non-votes as to each such proposal or nominee, have been certified and are set forth below:

Voting Results for 2013 Annual Meeting

Vote Item	Nominee	For	Withheld	Against	Broker Nonvote
1. Election of Directors [All elected]	Elizabeth Cholawsky	29,112,430	858,046	0	15,171,521
	Shawn Farshchi	29,112,430	897,379	0	15,171,521
	Mark Fries	29,125,012	884,797	0	15,171,521
	J. Martin O’Malley	29,124,572	885,237	0	15,171,521
	Toni Portmann	29,122,270	887,539	0	15,171,521
	Jim Stephens	29,122,956	886,853	0	15,171,521

Vote Item	Details	For	Against	Abstain	Broker Nonvote
2. Approval, on an Advisory Basis, of the Compensation of Support.com’s Named Executive Officers [Approved]	The “say-on-pay” proposal addresses our overall philosophy, policies and practices relating to compensation of our Named Executive Officers.	26,902,924	2,411,386	695,499	15,171,521

Vote Item	Details	For	Against	Abstain	Broker Nonvote
4. Ratification of Auditor [Ratified]	BDO USA, LLP	44,515,022	339,445	326,863	-

(c)           Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2015

SUPPORT.COM, INC.

By:	/s/ Gregory J. Wrenn
Name:	Gregory J. Wrenn
Title:	SVP Business Affairs, General Counsel & Secretary